Exhibit 10.7

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of November 9, 2018, is by and between BANK OF AMERICA, N.A. (the “Bank”), and BOWMAN CONSULTING GROUP, LTD., a Virginia corporation (the “Bank”).

The Borrower and the Bank are parties to a Credit Agreement dated as of August 24, 2017 (as amended from time to time, the “Existing Credit Agreement”), and they now desire to amend certain provisions of the Existing Credit Agreement as provided herein.

Accordingly, for and in consideration of the premises and the mutual covenants contained herein, the receipt and sufficiency of which consideration are hereby mutually acknowledged, the Borrower and the Bank hereby agree as follows:

1. Capitalized Terms; Effective Date. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings assigned thereto in the Existing Credit Agreement, as amended by this Amendment (the Existing Credit Agreement, as amended by this Amendment, being hereinafter referred to as the “Credit Agreement”). Except as expressly provided to the contrary herein, all amendments to the Existing Credit Agreement set forth herein shall be effective as of the date of this Amendment.

2. Amendments to Existing Credit Agreement. The Borrower and the Bank agree that the following provisions of the Existing Credit Agreement are amended as follows:

2.1.	Funded Debt to EBITDA Ratio. Section 7.3 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

7.3 Funded Debt to EBITDA Ratio.

To maintain on a consolidated basis commencing with the quarter ending September 30, 2018, a ratio of Funded Debt to EBITDA not exceeding 3.5.0:1.0.

This ratio will be calculated at the end of each fiscal quarter, using the results of the trailing twelve (12) month period ending with such quarter.

2.2.	Senior Funded Debt to EBITDA Ratio. Section 7.4 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

7.4 Senior Funded Debt to EBITDA Ratio.

To maintain on a consolidated basis commencing with the quarter ending September 30, 2018, a ratio of Senior Funded Debt to EBITDA not exceeding 3.00:1.0.

This ratio will be calculated at the end of each quarter, using the results of the trailing twelve (12) month period ending with such quarter.

3.	Representations and Warranties. The Borrower hereby represents and warrants to the Bank that:

3.1.

The Borrower is in compliance with all of the terms, covenants and conditions of the Credit Agreement, and all of the terms, covenants and conditions of each of the other Loan Documents to which it is a party.

3.2.	There exists no Event of Default and no event has occurred or condition exists which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

3.3.

After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are, except to the extent that they relate solely to an earlier date, true with the same effect as though such representations and warranties had been made on the date hereof.

3.4.

The Borrower has full corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Credit Agreement and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of the stockholders of the Borrower which has not been obtained and no consent or approval of, notice to or filing with, any public authority which has not been obtained or made is required as a condition to the validity of this Amendment.

3.5.

This Amendment and the Credit Agreement constitutes the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.6.

There are no actions, suits, proceedings or investigations pending or, so far as the officers of the Borrower know, threatened before any court or administrative agency that, in the opinion of such officers, would, if adversely determined, materially adversely affect (i) the financial condition or operations of the Borrower, or (ii) the ability of the Borrower to execute or deliver this Amendment or to carry out the terms of the Credit Agreement.

3.7.

There is no existing mortgage, lease, indenture, contract or other agreement binding on the Borrower or affecting its property, that would conflict with or in any way prevent the execution or delivery of this Amendment or the carrying out of the terms of the Credit Agreement.

3.8.

The Borrower is not (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

4.	Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

4.1.	Amendment. The Borrower and the Bank shall have executed and delivered one or more counterparts of this Amendment.

4.3.

Consent and Reaffirmation of Guarantors and Pledgors. The Borrower shall have caused Gary Bowman and Bowman Consulting Group DC PC to have executed and delivered to the Bank the Consent and Reaffirmation of Guarantors and Pledgors attached hereto.

4.4.	Other Conditions. The Bank shall have received any and all other certificates, statements, opinions and other documents required by the terms of this Amendment or otherwise requested by the Bank.

5. No Other Amendments; Reaffirmation; No Novation; No Waiver; Reservation of Rights and Release. Except as expressly amended hereby, the terms of the Credit Agreement shall remain in full force and effect in all respects, and the Borrower hereby reaffirms its obligations under the Credit Agreement and under each of the other Loan Documents to which it is a party. The Borrower acknowledges and agrees that (a) the execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not reduce, discharge, release, impair or otherwise limit any of the Borrower’s obligations under the Credit Agreement or any of the other Loan Documents to which it is a party, (b) the Borrower does not have any offset, counterclaim or defense of any kind to its obligations, covenants or agreements under the Credit Agreement or any of the other Loan Documents to which it is a party, (c) nothing contained in this Agreement shall be deemed to constitute a waiver or release by the Bank of any default or Event of Default that may now or hereafter exist under the Credit Agreement or any of the other Loan Documents, or of the Bank’s right to exercise any and all of its rights and remedies thereunder, all of which rights and remedies are hereby reserved by the Bank, and (d) nothing contained in this Agreement shall be construed to constitute a novation with respect to the indebtedness described in the Credit Agreement and the other Loan Documents. The Borrower, for itself and for its successors and assigns, hereby releases and forever discharges the Bank and the Bank’s, respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (collectively, the “Bank Group”), from any and all presently existing claims, demands, damages, liabilities, actions and/or causes of action of any nature whatsoever, including, without limitation, all claims, demands and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which the Borrower may have or claim to have against any of the Bank Group arising out of facts or events in any way related to the Credit Agreement, any of the other Loan Documents, or the transactions contemplated thereby or hereby that exist on the date hereof or arise from facts or actions occurring prior hereto or on the date hereof.

6. Security for Obligations. The Borrower hereby acknowledges and agrees that all indebtedness and other obligations of the Borrower under the Credit Agreement are secured by the collateral described in the Loan Documents.

7. References. All references in the Credit Agreement to “this Agreement,” “herein,” “hereunder” or other words of similar import, and all references to the “Credit Agreement” or similar words in the other Loan Documents, or any other document or instrument that refers to the Credit Agreement, shall be deemed to be references to the Existing Credit Agreement as amended by this Amendment.

8. Fees and Expenses. The Borrower hereby agrees that it will pay all reasonable out-of-pocket expenses incurred by the Bank in connection with the preparation of this Amendment and the consummation of the transactions described herein, including, without limitation, the reasonable attorneys’ fees and expenses of the Bank.

9. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, without reference to conflicts of law principles.

10. Counterparts; Electronic Delivery. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument. Delivery by any party to this Amendment of its signatures hereon through facsimile or other electronic image file (including .pdf) (i) may be relied upon as if this Amendment were physically delivered with an original hand-written signature of such party, and (ii) shall be binding on such party for all purposes.

11. Successors. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12. FINAL AGREEMENT. BY SIGNING THIS AMENDMENT, EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN OR AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS AMENDMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES, AND (D) THIS AMENDMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[Signatures begin on following page]

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Amendment to be duly executed under seal, all as of the day and year first above written.

BOWMAN CONSULTING GROUP, LTD., a Virginia corporation

By:	(Seal)
Gary Bowman
President

[Signatures continue on following page]

S-1

BANK OF AMERICA, N.A., a national banking association

By:	(Seal)
Name:
Title:

S-2

CONSENT AND REAFFIRMATION OF GUARANTORS AND PLEDGORS

Capitalized terms used herein shall have the meanings specified in the foregoing Amendment. Each of the undersigned (each, a “Credit Support Provider”) is a guarantor of, and/or is a grantor or pledgor of collateral for, the Borrower’s obligations to the Bank under the Credit Agreement. Each Credit Support Provider hereby consents and agrees to the terms of the Amendment, and, without limiting the generality of the terms of its guaranty and/or any agreement under which it has granted to the Bank a lien or security interest in any of its real or personal property (collectively, the “Credit Support Provider Documents”), acknowledges and agrees that (i) the Credit Support Provider Documents cover and apply to the Borrower’s obligations under the Credit Agreement as amended by the Amendment, (ii) each reference in the Credit Support Provider Documents to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended by the Amendment, (iii) the Amendment does not release, impair or otherwise limit any of such Credit Support Provider’s obligations under the Credit Support Provider Documents, (iv) such Credit Support Provider does not have any offset, counterclaim or defense of any kind to its obligations, covenants or agreements under the Credit Support Provider Documents, all of which obligations, covenants and agreements are hereby expressly reaffirmed, and (v) the Credit Support Provider Documents remain in full force and effect in all respects.

Each Credit Support Provider, for itself and for its heirs, personal representatives, successors and assigns, hereby releases and forever discharges the Bank and the Bank’s, respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (collectively, the “Bank Group”), from any and all presently existing claims, demands, damages, liabilities, actions and/or causes of action of any nature whatsoever, including, without limitation, all claims, demands and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which such Credit Support Provider may have or claim to have against any of the Bank Group arising out of facts or events in any way related to the Credit Support Provider Documents, the Credit Agreement or the transactions contemplated thereby that exist on the date hereof or arise from facts or actions occurring prior hereto or on the date hereof.

Although each Credit Support Provider has been informed of the terms of the Amendment, it understands and agrees that the Bank has no duty to so notify it or any other guarantor now or in the future, or to seek this or any future acknowledgment, consent or reaffirmation, and nothing contained herein shall create or imply any such duty as to any transactions, past or future.

Each Credit Support Provider represents and warrants to the Bank that it is not (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

Each Credit Support Provider has caused this Consent of Credit Support Providers to be duly executed under seal, all as of the day and year first written in the foregoing Amendment.

(SEAL)
Gary Bowman

Bowman Consulting Group DC PC, a District of Columbia professional corporation

By:	(SEAL)
Ryan Brannan
President

[Consent of and Reaffirmation of Guarantor[s]]